Spark Energy, Inc. Reports Fourth Quarter and Full Year 2019 Financial Results
HOUSTON, March 4, 2020 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the year ended December 31, 2019.
Key Business Highlights

•	Recorded $25.7 million in Adjusted EBITDA, $64.3 million in Retail Gross Margin, and $0.7 million in Net Loss for the fourth quarter 2019

•	Recorded $92.4 million in Adjusted EBITDA, $220.7 million in Retail Gross Margin, and $14.2 million in Net Income for the year ended 2019

•	Total RCE count of 672,000 as of December 31, 2019

•	Average monthly attrition of 5.0% for the year ended December 31, 2019

•	Settled several significant legacy litigation items

•	Sold our Japanese joint venture for a pre-tax gain of $4.9 million, not included in Adjusted EBITDA

•	Total liquidity of $138.7 million

•	Approximately 70% of all new sales in 2019 were fully renewable electricity or carbon neutral natural gas

"2019 was a strong year for Spark and we have continued to improve the quality of our customer book by continuing to shed low margin, large C&I customers. We see the significant increase in unit margins from last year as a result of our winter and summer insurance hedging strategy. With a strong push to simplify our platform in 2019, we completed the final steps of our brand and system consolidations and achieved our goal of G&A run-rate savings. Despite record price volatility in ERCOT this summer, our insurance hedging strategy continues to prove successful supporting our expanded electricity and natural gas unit margins. Earlier in the year we terminated our Tax Receivable Agreement on very favorable terms, amended and extended our senior credit and subordinated debt facilities, and we also resolved four significant litigation and regulatory cases," said Nathan Kroeker, Spark's President and Chief Executive Officer.

Summary Fourth Quarter 2019 Financial Results

For the quarter ended December 31, 2019, Spark reported Adjusted EBITDA of $25.7 million compared to Adjusted EBITDA of $20.1 million for the quarter ended December 31, 2018. This increase was primarily due to the higher Retail Gross Margin partially offset by lower customer counts.
For the quarter ended December 31, 2019, Spark reported Retail Gross Margin of $64.3 million compared to Retail Gross Margin of $50.2 million for the quarter ended December 31, 2018. This increase is due to electricity unit margins and volumes returning to normal after a downturn in 2018, offset by lower customer counts.
Net loss for the quarter ended December 31, 2019, was $0.7 million, heavily impacted by mark to market losses in the last few days of the year, driven by a warm front at year end in our primary markets. This compares to a net loss of $15.3 million for the quarter ended December 31, 2018.

Summary Full Year 2019 Financial Results
For the year ended December 31, 2019, Spark reported Adjusted EBITDA of $92.4 million compared to Adjusted EBITDA of $70.7 million for the year ended December 31, 2018. The increase was primarily due to higher Retail Gross Margin despite an increase in G&A related to non-recurring litigation settlements, bad debt and legal fees.
For the year ended December 31, 2019, Spark reported Retail Gross Margin of $220.7 million compared to Retail Gross Margin of $185.1 million for the year ended December 31, 2018. The increase was primarily due to higher electricity unit margins, offset by a smaller customer counts.
Net income for the year ended December 31, 2019, was $14.2 million compared to net loss of $(14.4) million for the year ended December 31, 2018, driven by higher retail gross margins, effective summer hedging, and the gain on sale of our joint venture in Japan.
Liquidity and Capital Resources

December 31,
($ in thousands)	2019
Cash and cash equivalents	$56,664
Senior Credit Facility Availability (1)	57,068
Subordinated Debt Facility Availability (2)	25,000
Total Liquidity	$138,732
(1)     Reflects amount of Letters of Credit that could be issued based on existing covenants as of December 31, 2019.
(2)    The availability of the Subordinated Debt Facility is dependent on our Founder's financial position and ability to lend.
Dividend
Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on March 16, 2020, and $0.546875 per share of Series A Preferred Stock payable on April 15, 2020.
Conference Call and Webcast
Spark will host a conference call to discuss fourth quarter and full year 2019 results on Thursday, March 5, 2020, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at https://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release and the related earnings call are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices

•	the sufficiency of risk management and hedging policies and practices;

•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;

•	our ability to borrow funds and access credit markets;

•	restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers and actual attrition rates;

•	accuracy of billing systems;

•	ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new changes by, the ISOs in the regions we operate;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K, and in our quarterly reports, other public filings and press releases.
All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

further discussion.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018
(in thousands, except share counts)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$56,664	$41,002
Restricted cash	1,004	8,636
Accounts receivable, net of allowance for doubtful accounts of $4,797 and $3,353 as of December 31, 2019 and 2018, respectively	113,635	150,866
Accounts receivable—affiliates	2,032	2,558
Inventory	2,954	3,878
Fair value of derivative assets	464	7,289
Customer acquisition costs, net	8,649	14,431
Customer relationships, net	13,607	16,630
Deposits	6,806	9,226
Renewable energy credit asset	24,204	25,717
Other current assets	6,109	11,747
Total current assets	236,128	291,980
Property and equipment, net	3,267	4,366
Fair value of derivative assets	106	3,276
Customer acquisition costs, net	9,845	3,893
Customer relationships, net	17,767	26,429
Deferred tax assets	29,865	27,321
Goodwill	120,343	120,343
Other assets	5,647	11,130
Total Assets	$422,968	$488,738
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$48,245	$68,790
Accounts payable—affiliates	1,009	2,464
Accrued liabilities	37,941	10,845
Renewable energy credit liability	33,120	42,805
Fair value of derivative liabilities	19,943	6,478
Current payable pursuant to tax receivable agreement—affiliates	—	1,658
Current contingent consideration for acquisitions	—	1,328
Current portion of note payable	—	6,936
Other current liabilities	1,697	647
Total current liabilities	141,955	141,951
Long-term liabilities:
Fair value of derivative liabilities	495	106
Payable pursuant to tax receivable agreement—affiliates	—	25,917
Long-term portion of Senior Credit Facility	123,000	129,500
Subordinated debt—affiliate	—	10,000
Other long-term liabilities	217	212
Total liabilities	265,667	307,686
Commitments and contingencies (Note 14)
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,707,256 shares issued and 3,677,318 shares outstanding at December 31, 2019 and 3,707,256 shares issued and outstanding at December 31, 2018	90,015	90,758
Stockholders' equity:
Common Stock :
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 14,478,999 issued and 14,379,553 outstanding at December 31, 2019 and 14,178,284 issued and 14,078,838 outstanding at December 31, 2018	145	142
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 20,800,000 issued and outstanding at December 31, 2019 and 20,800,000 issued and outstanding at December 31, 2018	209	209
Additional paid-in capital	51,842	46,157
Accumulated other comprehensive (loss)/income	(40)	2
Retained earnings	1,074	1,307
Treasury stock, at cost, 99,446 shares at December 31, 2019 and December 31, 2018	(2,011)	(2,011)
Total stockholders' equity	51,219	45,806
Non-controlling interest in Spark HoldCo, LLC	16,067	44,488
Total equity	67,286	90,294
Total Liabilities, Series A Preferred Stock and stockholders' equity	$422,968	$488,738

SPARK ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPRIHENSIVE INCOME (LOSS) FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 and 2017
(in thousands, except per share data)

	Year Ended December 31,
	2019	2018	2017
Revenues:
Retail revenues	$810,954	$1,001,417	$798,772
Net asset optimization revenues (expense)	2,771	4,511	(717)
Total revenues	813,725	1,005,928	798,055
Operating expenses:
Retail cost of revenues	615,225	845,493	552,167
General and administrative	133,534	111,431	101,127
Depreciation and amortization	40,987	52,658	42,341
Total operating expenses	789,746	1,009,582	695,635
Operating income (loss)	23,979	(3,654)	102,420
Other (expense)/income:
Interest expense	(8,621)	(9,410)	(11,134)
Change in tax receivable agreement liability	—	—	22,267
Gain on disposal of eRex	4,862	—	—
Total other income/(expense)	1,250	749	256
Total other (expense)/income	(2,509)	(8,661)	11,389
Income (loss) before income tax expense	21,470	(12,315)	113,809
Income tax expense	7,257	2,077	38,765
Net income (loss)	$14,213	$(14,392)	$75,044
Less: Net income (loss) attributable to non-controlling interest	5,763	(13,206)	55,799
Net income (loss) attributable to Spark Energy, Inc. stockholders	$8,450	$(1,186)	$19,245
Less: Dividend on Series A preferred stock	8,091	8,109	3,038
Net income (loss) attributable to stockholders of Class A common stock	$359	$(9,295)	$16,207
Other comprehensive (loss) income, net of tax:
Currency translation (loss) gain	(102)	31	(59)
Other comprehensive (loss) income	(102)	31	(59)
Comprehensive income (loss)	$14,111	$(14,361)	$74,985
Less: Comprehensive income (loss) attributable to non-controlling interest	5,703	(13,188)	55,762
Comprehensive income (loss) attributable to Spark Energy, Inc. stockholders	$8,408	$(1,173)	$19,223

Net income (loss) attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$0.03	$(0.69)	$1.23
Diluted	$0.02	$(0.69)	$1.21

Weighted average shares of Class A common stock outstanding
Basic	14,286	13,390	13,143
Diluted	14,568	13,390	13,346

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017
(in thousands)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net income (loss)	$14,213	$(14,392)	$75,044
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	41,002	51,436	42,666
Deferred income taxes	(6,929)	(2,328)	29,821
Change in TRA liability	—	—	(22,267)
Stock based compensation	5,487	5,879	5,058
Amortization of deferred financing costs	1,275	1,291	1,035
Change in fair value of earnout liabilities	(1,328)	(1,715)	(7,898)
Accretion on fair value of earnout liabilities	—	—	4,108
Excess tax expense (benefit) related to restricted stock vesting	50	(101)	179
Bad debt expense	13,532	10,135	6,550
Loss (gain) on derivatives, net	67,749	18,170	(5,008)
Current period cash settlements on derivatives, net	(41,919)	11,038	(19,598)
Accretion of discount to convertible subordinated notes to affiliate	—	—	1,004
Earnout payments	—	—	(1,781)
Gain on disposal of eRex	(4,862)	—	—
Other	(776)	(882)	(5)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	23,699	2,692	(32,361)
Decrease (increase) in accounts receivable—affiliates	526	859	(1,459)
Decrease (increase) in inventory	924	674	(718)
Increase in customer acquisition costs	(18,685)	(13,673)	(25,874)
Decrease (increase) in prepaid and other current assets	9,250	(14,033)	1,915
Decrease (increase) in other assets	55	(335)	(465)
(Decrease) increase in accounts payable and accrued liabilities	(8,620)	10,301	14,831
(Decrease) increase in accounts payable—affiliates	(1,455)	(2,158)	51
Decrease in other current liabilities	(1,459)	(3,050)	(1,210)
Increase (decrease) in other non-current liabilities	6	41	(1,487)
Decrease in intangible assets—customer acquisitions	—	(86)	—
Net cash provided by operating activities	91,735	59,763	62,131
Cash flows from investing activities:
Purchases of property and equipment	(1,120)	(1,429)	(1,704)
Cash paid for acquisitions	—	(17,552)	(75,854)
Acquisition of Starion Customers	(5,913)	—	—
Disposal of eRex investment	8,431	—	—
Net cash provided by (used in) investing activities	1,398	(18,981)	(77,558)
Cash flows from financing activities:
Proceeds from (buyback) issuance of Series A Preferred Stock, net of issuance costs paid	(743)	48,490	40,241
Payment to affiliates for acquisition of customer book	(10)	(7,129)	—
Borrowings on notes payable	356,000	417,300	206,400
Payments on notes payable	(362,500)	(403,050)	(152,939)
Earnout Payments	—	(1,607)	(18,418)
Net paydown on subordinated debt facility	(10,000)	—	—
Payments on the Verde promissory note	(2,036)	(13,422)	—
Restricted stock vesting	(1,348)	(2,895)	(3,091)
Proceeds from disgorgement of stockholders short-swing profits	55	244	1,129
Payment of Tax Receivable Agreement Liability	(11,239)	(6,219)	—
Payment of dividends to Class A common stockholders	(10,382)	(9,783)	(9,519)
Payment of distributions to non-controlling unitholders	(34,794)	(35,478)	(33,800)
Payment of Preferred Stock dividends	(8,106)	(7,014)	(2,106)
Purchase of Treasury Stock	—	—	(2,011)

Net cash (used in) provided by financing activities	(85,103)	(20,563)	25,886
Increase in Cash and cash equivalents and Restricted Cash	8,030	20,219	10,459
Cash and cash equivalents and Restricted cash—beginning of period	49,638	29,419	18,960
Cash and cash equivalents and Restricted cash—end of period	$57,668	$49,638	$29,419
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Property and equipment purchase accrual	$92	$(123)	$91
Holdback for Verde Note—Indemnified Matters	$4,900	$—	$—
Write-off of tax benefit related to tax receivable agreement liability—affiliates	$4,384	$—	$—
Gain on settlement of tax receivable agreement liability—affiliates	$16,336	$—	$—
Net contribution by NG&E in excess of cash	$—	$—	$274
Installment consideration incurred in connection with the Verde Companies acquisition and Verde Earnout Termination Note	$—	$—	$19,994
Tax benefit from tax receivable agreement	$—	$(1,508)	$(1,802)
Liability due to tax receivable agreement	$—	$1,642	$4,674

Cash paid during the period for:
Interest	$6,634	$7,883	$5,715
Taxes	$7,516	$8,561	$11,205

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE YEARS ENDED December 31, 2019, 2018 and 2017
(in thousands, except per unit operating data)
(unaudited)

	Year Ended December 31,
	2019	2018	2017
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$688,451	$863,451	$657,566
Retail Cost of Revenues	552,250	762,771	477,012
Less: Net (Losses) Gains on non-trading derivatives, net of cash settlements	(24,339)	(23,988)	22,086
Retail Gross Margin (1) —Electricity	$160,540	$124,668	$158,468
Volumes—Electricity (MWhs)	6,416,568	8,630,653	6,755,663
Retail Gross Margin (2) —Electricity per MWh	$25.02	$14.44	$23.46

Retail Natural Gas Segment
Total Revenues	$122,503	$137,966	$141,206
Retail Cost of Revenues	62,975	82,722	75,155
Less: Net (Losses) Gains on non-trading derivatives, net of cash settlements	(672)	(5,197)	10
Retail Gross Margin (1) —Gas	$60,200	$60,441	$66,041
Volumes—Gas (MMBtus)	14,543,563	16,778,393	18,203,684
Retail Gross Margin (2) —Gas per MMBtu	$4.14	$3.60	$3.63
(1) Reflects the Retail Gross Margin attributable to our Retail Electricity Segment or Retail Natural Gas Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “—Non-GAAP Performance Measures” for a reconciliation of Retail Gross Margin to most directly comparable financial measures presented in accordance with GAAP.
(2) Reflects the Retail Gross Margin for the Retail Electricity Segment or Retail Natural Gas Segment, as applicable, divided by the total volumes in MWh or MMBtu, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA.We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense. Finally, we also adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and

•	our compliance with financial debt covenants

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$14,213	$(14,392)	$(724)	$(15,315)
Depreciation and amortization	40,987	52,658	9,024	12,861
Interest expense	8,621	9,410	2,229	2,087
Income tax expense	7,257	2,077	4,235	1,475
EBITDA	71,078	49,753	14,764	1,108
Less:
Net, (Losses) gains on derivative instruments	(67,749)	(18,170)	(25,059)	(16,799)
Net, Cash settlements on derivative instruments	42,820	(10,587)	9,305	(4,764)
Customer acquisition costs	18,685	13,673	5,077	4,724
Plus:
Non-cash compensation expense	5,487	5,879	1,433	2,172
Non-recurring legal and regulatory settlements	14,457	—	3,650	—
Gain on disposal of eRex	(4,862)	—	(4,862)	—
Adjusted EBITDA	$92,404	$70,716	$25,662	$20,119

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$91,735	$59,763	$14,650	$17,910
Amortization of deferred financing costs	(1,275)	(1,291)	(273)	(48)
Bad debt expense	(13,532)	(10,135)	(4,347)	(1,655)
Interest expense	8,621	9,410	2,229	2,087
Income tax expense	7,257	2,077	4,235	1,475
Changes in operating working capital
Accounts receivable, prepaids, current assets	(33,475)	10,482	16,883	20,122
Inventory	(924)	(674)	(626)	(199)
Accounts payable and accrued liabilities	11,534	(5,093)	(18,675)	(23,081)
Other	22,463	6,177	11,586	3,508
Adjusted EBITDA	$92,404	$70,716	$25,662	$20,119
Cash Flow Data:
Cash flows provided by operating activities	$91,735	$59,763	$14,650	$17,910
Cash flows provided by (used in) investing activities	$1,398	$(18,981)	$7,888	$4,712
Cash flows (used in) provided by financing activities	$(85,103)	$(20,563)	$(8,452)	$(15,780)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2019	2018	2019	2018
Reconciliation of Retail Gross Margin to Operating Income (Loss):
Operating income (loss)	$23,979	$(3,654)	$633	$(11,795)
Plus:
Depreciation and amortization	40,987	52,658	9,024	12,861
General and administrative expense	133,534	111,431	39,182	27,909
Less:
Net asset optimization revenue (expense)	2,771	4,511	529	713
(Losses) gains on non-trading derivative instruments	(67,955)	(19,571)	(25,214)	(17,348)
Cash settlements on non-trading derivative instruments	42,944	(9,614)	9,267	(4,560)
Retail Gross Margin	$220,740	$185,109	$64,257	$50,170
Retail Gross Margin - Retail Electricity Segment	$160,540	$124,668	$43,810	$32,055
Retail Gross Margin - Retail Natural Gas Segment	$60,200	$60,441	$20,447	$18,115

Contact: Spark Energy, Inc.
Investors:
Mike Barajas, 832-200-3727
Media:
Kira Jordan, 832-255-7302